Exhibit 8.2

December 1, 2014

Board of Directors

The Bank of Kentucky Financial Corporation

111 Lookout Farm Drive

Crestview Hills, Kentucky 41017

Board of Directors

BB&T Corporation

200 West Second Street

Winston-Salem, North Carolina 27101

Re:	Merger of The Bank of Kentucky Financial Corporation with and into BB&T Corporation

Ladies and Gentlemen:

We have acted as counsel to The Bank of Kentucky Financial Corporation (“BKYF”) in connection with the proposed merger (the “Merger”) of BKYF with and into BB&T Corporation (“BB&T”) pursuant to the Agreement and Plan of Merger, dated September 5, 2014 (the “Merger Agreement”), as described in the proxy statement of BKYF and the prospectus of BB&T, which are part of the registration statement on Form S-4 filed by BB&T with the U.S. Securities and Exchange Commission on or about December 2, 2014 (the “Registration Statement”) in connection with the Merger.

We hereby confirm that, in our opinion, the statements set forth under the caption “Material United States Federal Income Tax Consequences” in the Registration Statement are accurate in all material respects insofar as such statements describe provisions of United States federal income tax law applicable to BKYF, BB&T and BKYF shareholders who exchange their BKYF stock for BB&T common stock and cash pursuant to the terms of the Merger Agreement.

This opinion is only being furnished to BKYF and BKYF shareholders in connection with the Merger and is solely for their benefit in connection therewith and may not be used or relied upon for any other purpose and may not be circulated, quoted, or otherwise referenced for any purpose whatsoever without our express written consent. We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and references to our opinion in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Respectfully Submitted,

/s/ Squire Patton Boggs (US) LLP

Squire Patton Boggs (US) LLP